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                                                                    Exhibit 23.6



[D.A. DAVIDSON & CO. LETTERHEAD]

We hereby consent to the inclusion of our opinion dated October 1, 2004 to the Board of Directors of Obie Media Corporation in the Registration Statement on Form S-4 of Lamar Advertising Company (the "Registration Statement"), and attached as Annex B to the Proxy Statement/Prospectus included in the Registration Statement, and to the description of such opinion, and to the references to our name contained therein, under the headings "Summary", "Background and Reasons for the Merger -- Background", and "Background and Reasons for the Merger -- Fairness Opinion of Obie Financial Advisor". In furnishing our opinion and providing this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder (collectively, the "Securities Act"), nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act.


                                        D.A. DAVIDSON & CO.


                                        By: /s/ Daren J. Shaw
                                            ________________________________
                                            Daren J. Shaw
                                            Managing Director


December 2, 2004